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                                                                    EXHIBIT 10.2

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

DATE: July 27, 2000

PARTIES: JAMES H. KAUFMAN and CENTRAL ONE, INC., an Arizona corporation (the
         "Purchaser")

         MURRAY INCOME PROPERTIES I, LTD., a Texas limited partnership (the "Seller")

SUBJECT: PURCHASE AND SALE AGREEMENT (the "Agreement") executed by Seller on
         July 10, 2000 and by Purchaser on July 7, 2000, with an Effective Date of July 12, 2000, relating to the purchase and sale of Mt. View Shopping Center in Scottsdale, Arizona.

AGREEMENTS:

     For valuable consideration, the receipt of which is hereby acknowledged by both parties hereto, Seller and Purchaser hereby amend the Agreement as follows:

     1. The "Approval Period" (as defined in section 1.1 of the Agreement) is hereby extended for a period of seven (7) days and shall expire on August 3, 2000.

     2. The "Closing Date" (as defined in section 1.1 of the Agreement) is hereby amended to mean five (5) business days after the later of (i) the last day of the Approval Period or (ii) the last day of Seller's Cure Period.

     This Amendment may be executed in counterparts. Except as expressly modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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CENTRAL ONE, INC.,                       MURRAY INCOME PROPERTIES I, LTD.,
an Arizona corporation                   a Texas limited partnership

By: /s/ James Kaufman                    By: Murray Realty Investors VIII, Inc.,
   --------------------------                a Texas corporation
Name: James Kaufman                          General Partner
Title:  President

                                         By: /s/ Brent Buck
   /s/ James H. Kaufman                      ---------------------------------
----------------------------             Name:   Brent Buck
       James H. Kaufman                  Title:  Executive Vice President
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